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                                                                    Exhibit 99.2


           Titan General Holdings, Inc Announces New CEO and President


Santa Clara, CA - February 21, 2003 - Ventures National, Inc. d/b/a Titan General Holdings, Inc (OTCBB: TTGH), today announced that James E. Patty (JP) would become President and Chief Executive Officer and member of the Board of Directors of Titan General Holdings, Inc (Titan), effective February 21, 2003. Louis George, Titan General Holdings, Inc's current president and chief executive officer, in accordance with the needs of the company to complete its plans for the California operations, will step down on that date from those positions and as a Director of the Company. Mr. George will assume the role of Managing Director of Operations for California.

David Marks, Titan General Holdings, Inc's Chairman said, "Louis George has provided the Company with considerable expertise in transitioning our operations to the new Freemont, CA campus. He is needed to focus all of his time and considerable expertise on operations in California so that the transition to our new Freemont facility goes smoothly."

David continued, "JP brings additional and new experience to our executive team which is consistent with our goal to become a dominant player in the quick-turn printed circuit board and rigid-flex arenas. His turn-around expertise as well as his broad international EMS and PCB fabrication background is important to understanding and guiding our overall corporate strategy. We all expect JP to be an important factor in coordinating our multi-facility/bi-costal strategy."

David continued to say, "In combination with our pending move to our new Fremont facility, Titan will be positioned to offer our customers a greatly expanded range of products and will be able to support our customers from coast to coast."

About James E. Patty (JP) President and CEO and Director of Titan General Holdings, Inc:

o James E. Patty (JP), 48. Before joining Titan JP's previous corporate position was President and CEO of VPNet Technologies (Milpitas, CA). JP was instrumental in raising the market value of the company by a factor of ten to the value of $235M that was paid by Avaya Communications, Inc. Previous to VPNet, JP was Corporate VP of a 30-year-old Asian EMS company, GET Manufacturing. Within in 24 months, JP was instrumental in re-engineering the company's operations in Asia, Mexico and the USA which was then sold to Jabil Circuits for $280M, two and one-half times its prior value. Prior to that JP was COO and Senior Vice President of Alsphasource Manufacturing Services, an international EMS company headquartered in Bangkok, Thailand, raising the valuation from $15M to over $300M in two years. Mr. Patty has had additional senior management and engineering experience with ATI, Maxtor, Motorola, and Four Phase Systems.


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About Ventures National d/b/a Titan General Holdings, Inc (Titan):

o Titan is in the business of PCB manufacturing with capability for expansion to include backplane assembly. Titan is a manufacturer of time sensitive, high tech, prototype, and pre-production printed circuit boards. Beginning in the year 2001, Titan and its predecessors began acquiring cutting edge technology equipment and processes from competitors unable to remain in business due to a severe market downturn and overwhelming debt. Titan also obtained customer lists and orders from several of these firms, resulting in new business opportunities. Through the recent completion of these acquisitions, Titan is positioning to become a leading electronics contract quick-turn manufacturer serving the fastest-growing segment of time sensitive manufacturing in the $130 billion global electronics manufacturing services market. Titan has commenced the process of relocating and upgrading its current PCB plant into a facility formerly occupied by Tyco Electronics Inc. in Fremont, California. Through vertical integration, Titan expects to evolve its service and manufacturing operations while continuing to acquire assets and customers of struggling firms in the PCB sector.



Safe Harbor Statement Under the Private Securities Litigation Act 1995 -- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of the Company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to assumptions relating to the growth in PCB market and that there will be no unanticipated material adverse change in Titan's operations or business. Further information on Titan's risk factors is contained in the Company's Registration Statement on Form SB-2 and its annual report as filed with the Securities and Exchange Commission.

Investor Relations contact:
Dunlap & Kieft Inc.
Gerald Kieft 772-219-2274
gkieft@dunlapandkieft.com